Exhibit 5.16

LUTHER

To:	Tomkins, Inc.
Tomkins, LLC
1551 Wewatta Street
Denver, CO, 80202
United States

Hereinafter referred to as “the Addressee”

Luxembourg, 21 October 2011

Re.:	Legal Opinion re. Tomkins, Inc. and Tomkins, LLC

Dear Sirs,

We are acting as special Luxembourg legal counsel to the following companies:

(i)	SCHRADER INVESTMENTS LUXEMBOURG S.à.r.l, a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg with its registered office at 23-25, rue Notre-Dame, L-2240 Luxembourg, with a share capital of USD 102,500 and registered with the Luxembourg Trade and Companies Register (Registre du Commerce et des Sociétés de Luxembourg) under number B 111624 (hereinafter referred to as “SIL”);
(ii)	TOMKINS AUTOMOTIVE COMPANY S.à.r.l, a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg with its registered office at 23-25, rue Notre-Dame, L-2240 Luxembourg, with a share capital of USD 100,000 and registered with the Luxembourg Trade and Companies Register (Registre du Commerce et des Sociétés de Luxembourg) under number B 115665 (hereinafter referred to as “TAC”);
(iii)	TOMKINS AMERICAN INVESTMENTS S.à.r.l, a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg with its registered office at 23-25, rue Notre-Dame, L-2240 Luxembourg, with a share capital of USD 110,500 and registered with the Luxembourg Trade and Companies Register (Registre du Commerce et des Sociétés de Luxembourg) under number B 86645 (hereinafter referred to as “TAI”);
(iv)	TOMKINS HOLDINGS LUXEMBOURG S.à.r.l, a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg with its registered office at 23-25, rue Notre-Dame, L-2240 Luxembourg, with a share capital of USD 103,000 and registered with the Luxembourg Trade and Companies Register (Registre du Commerce et des Sociétés de Luxembourg) under number B 102555 (hereinafter referred to as “THOL”);

LUTHER

(v)	TOMKINS INVESTMENTS COMPANY S.à.r.l, a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg with its registered office at 23-25, rue Notre-Dame, L-2240 Luxembourg, with a share capital of USD 100,000 and registered with the Luxembourg Trade and Companies Register (Registre du Commerce et des Sociétés de Luxembourg) under number B 115563 (hereinafter referred to as “TIC”);
(vi)	TOMKINS LUXEMBOURG S.à.r.l, a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg with its registered office at 23-25, rue Notre-Dame, L-2240 Luxembourg, with a share capital of USD 113,750 and registered with the Luxembourg Trade and Companies Register (Registre du Commerce et des Sociétés de Luxembourg) under number B 86644 (hereinafter referred to as “TOL”);
(vii)	TOMKINS OVERSEAS HOLDINGS S.à.r.l, a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg with its registered office at 23-25, rue Notre-Dame, L-2240 Luxembourg, with a share capital of USD 95,608,025 and registered with the Luxembourg Trade and Companies Register (Registre du Commerce et des Sociétés de Luxembourg) under number B 51028 (hereinafter referred to as “TOSH”).

SIL, TAC, TAI, THOL, TIC, TOL and TOSH are collectively referred to as the “Companies” and individually as a “Company”.

We are giving this opinion in connection with the issuance of $1,150,000,000 aggregate principal amount of 9% Senior Secured Second Lien Notes due 2018 (the “Notes”) by Tomkins, Inc. (formerly Pinafore, Inc.) and Tomkins, LLC (formerly, Pinafore, LLC) and the guarantees of the Notes (the “Guarantees”) by the Companies under an Indenture dated as of September 29, 2010, as supplemented by the First Supplemental Indenture dated as of November 18, 2010, the Second Supplemental Indenture dated as of December 21, 2010, the Third Supplemental Indenture dated as of December 23, 2010, the Fourth Supplemental Indenture dated as of January 20, 2011, the Fifth Supplemental Indenture dated as of February 23, 2011, the Sixth Supplemental Indenture dated as of February 24, 2011 and the Seventh Supplemental Indenture dated as of March 3, 2011 (collectively, the “Indenture”) entered into among the Issuers, the Guarantors named therein, and Wilmington Trust FSB, as trustee (the “Trustee”) and collateral agent, and pursuant to a registration statement on Form F-4 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on June 24 2011.

The undersigned is admitted to the Luxembourg Bar.

This opinion is addressed to the Addressee and is given solely for the purpose of the Transaction.

LUTHER

This opinion may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. This opinion also may be relied upon by Latham & Watkins LLP in connection with the issuance of its opinion letter in connection with the Registration Statement on Form F-4, and any amendments thereto, including any post-effective amendments to be filed by the Issuers with the Commission under the Act.

Moreover, we hereby consent to the filling of this opinion with the U.S Securities Exchange Commission as an exhibit to the registration statement on Form F-4 by the Companies.

We want to stress that we do not represent ourselves to be familiar with any laws other than the laws of the Grand Duchy of Luxembourg and, in giving this opinion, we assume that there does no exist any legal provision of any other state affecting our opinion.

The opinions expressed below are limited to the laws of the Grand Duchy of Luxembourg in effect as of the date thereof. We have made no investigation of the laws of any jurisdiction outside Luxembourg as a basis for this opinion and do not express or imply any opinion with respect to the matters governed by or to be determined on the basis of any such laws outside Luxembourg.

This opinion is given by LUTHER and by no other person.

I.	Documentation:

In connection with this opinion, we have examined the following documents (the “Documents”):

A.	Articles of association related to the Companies (together the “Articles of Association “):
(i)	a copy of the coordinated version of the articles of association of SIL dated 2 April 2009;
(ii)	a copy of the coordinated version of the articles of association of TAC dated 2 April 2009 ;
(iii)	a copy of the coordinated version of the articles of association of TAI dated 2 April 2009 which articles of association have since been modified by the resolutions of the extraordinary general meeting of the shareholders of TAI held before Maître Francis Kesseler, notary residing in Esch-sur-Alzette, Grand Duchy of Luxembourg, on 29 September 2010;

LUTHER

(iv)	a copy of the coordinated version of the articles of association of THOL dated 2 April 2009 which articles of association have since been modified by the resolutions of the extraordinary general meeting of the shareholders of THOL held before Maître Francis Kesseler, notary residing in Esch-sur-Alzette, Grand Duchy of Luxembourg, on 29 September 2010;
(v)	a copy of the coordinated version of the articles of association of TIC dated 2 April 2009
(vi)	a copy of the coordinated version of the articles of association of TOL dated 2 April 2009 which articles of association have since been modified by the resolutions of the extraordinary general meeting of the shareholders of TOL held before Maître Francis Kesseler, notary residing in Esch-sur-Alzette, Grand Duchy of Luxembourg, on 29 September 2010;
(vii)	a copy of the coordinated version of the articles of association of TOSH dated 18 August 2008 which articles of association have since been modified by the resolutions of the extraordinary general meeting of the shareholders held before Maître Francis Kesseler, notary residing in Esch-sur-Alzette, Grand Duchy of Luxembourg, on 29 September 2010;

B.	Luxembourg Trade and Companies Register excerpts related to the Companies:
(i)	a copy of the Luxembourg Trade and Companies Register excerpt related to SIL dated 21 October 2011;
(ii)	a copy of the Luxembourg Trade and Companies Register excerpt related to TAI dated 21 October 2011;
(iii)	a copy of the Luxembourg Trade and Companies Register excerpt related to TAC dated 21 October 2011;
(iv)	a copy of the Luxembourg Trade and Companies Register excerpt related to THOL dated 21 October 2011;
(v)	a copy of the Luxembourg Trade and Companies Register excerpt related to TIC dated 21 October 2011;
(vi)	a copy of the Luxembourg Trade and Companies Register excerpt related to TOL dated 21 October 2011;
(vii)	a copy of the Luxembourg Trade and Companies Register excerpt related to TOSH dated 21 October 2011;

C.	Executed certificates of non-registration of judicial decisions (“certificat de non-inscription d’une décision judiciaire”) related to the Companies and delivered pursuant to the law of 19 December 2002:
(i)	a certificate relating to SIL and issued by the Luxembourg Trade and Companies Register on 21 October 2011;
(ii)	a certificate relating to TAI and issued by the Luxembourg Trade and Companies Register on 21 October 2011;

LUTHER

(iii)	a certificate relating to TAC and issued by the Luxembourg Trade and Companies Register on 21 October 2011;
(iv)	a certificate relating to THOL and issued by the Luxembourg Trade and Companies Register on 21 October 2011;
(v)	a certificate relating to TAI and issued by the Luxembourg Trade and Companies Register on 21 October 2011;
(vi)	a certificate relating to TOL and issued by the Luxembourg Trade and Companies Register on 21 October 2011;
(vii)	a certificate relating to TOSH and issued by the Luxembourg Trade and Companies Register on 21 October 2011.

D.	Executed resolutions taken by the board of managers, the managers or by the board of directors of the Companies (together the “Resolutions”):
(i)	a copy of the minutes of a meeting of the board of managers of SIL held on 28 September 2010;
(ii)	a copy of the minutes of a meeting of the board of managers of TAI held on 28 September 2010;
(iii)	a copy of the minutes of a meeting of the board of managers of TAC held on 28 September 2010;
(iv)	a copy of the minutes of a meeting of the board of managers of THOL held on 28 September 2010;
(v)	a copy of the minutes of a meeting of the board of managers of TIC held on 28 September 2010;
(vi)	a copy of the minutes of a meeting of the board of managers of TOL held on 28 September 2010;
(vii)	a copy of the minutes of a meeting of the board of managers of TOSH held on 28 September 2010.

E.	the Indenture.

Documents referred to under paragraphs A. to D. are referred to as the “Corporate Documents”.

Except as stated above, we have not, for the purposes of this opinion, examined any contracts, deeds, instruments or other documents relating to the Indenture or entered into by or affecting any party to any such contracts, deeds, instruments or documents, or any corporate records of any such party, save that with respect to the Companies, we have reviewed the Corporate Documents available on the internet website of the Luxembourg Trade and Companies Register in respect of the Companies on 21 October 2011 and have not made any other enquiries concerning any such parties. In particular, but without limitation, we have not investigated whether any such parties will, by reason of the transaction contemplated by the Indenture (and any document in connection therewith), be in breach of any of its obligations under any such contracts, deeds, instruments or documents except for the Articles of Association and the Luxembourg law.

LUTHER

II.	Assumptions:

For purposes of this opinion we assumed each of the following without any further verification:

A.	That all factual matters and statements relied upon or assumed herein are, and will be true and complete on the date of execution of the Documents (and any documents in connection with);

B.	That the principal place of business (“principal établissement”) and (for the purposes of the Council regulation (EC) N 1346/2000 of 29 May 2000 on insolvency proceedings (the EU Insolvency Regulation)) the centre of main interests (“centre des intérêts principaux”) of the Companies are located at the place of their registered office (“siège statutaire”) in Luxembourg and that the Companies have no establishment (as such term is defined in the EU Insolvency Regulation) outside Luxembourg;

C.	That no proceedings for the purposes of a bankruptcy or liquidation has been served on the Companies;

D.	The originals or copies referred to under section I. of this opinion as well as all signatures are genuine, authentic and complete;

E.	That the Resolutions are true records of the proceedings described therein;

F.	That the Resolutions have not been amended, varied, revoked or superseded in any respect and are in full force and effect;

G.	That the different parties to the Indenture are capable of evaluating and understanding (on their own behalf or through independent professional advice), understand and accept the terms, conditions and risks (whether financial, tax, accounting, regulatory or otherwise) of the Indenture;

H.	That all authorisations, approvals, notices, filings, registrations, publications and consents of any public authority (other than Luxembourg authorities) required under any applicable laws and/or regulations (other than Luxembourg laws and/or regulations) with respect to the Indenture have been or will be obtained in order to permit the execution or delivery of the Indenture;

I.	That each of the Companies have a direct corporate interest in the signing of the Indenture to which it is a party and it is in the best corporate interest of the Companies to enter into the contemplated transactions;

J.	That the Indenture has been entered into for bona fide commercial reasons, on arm’s-length terms and in good faith by each of the parties thereto;

K.	That the parties entered into the Indenture without any intention to defraud or deprive of any legal benefit, any other parties or to circumvent any applicable mandatory laws or regulations of any jurisdiction;

L.	That there are no other arrangements or agreements in existence between the parties to the Indenture which in any way amend, add to or vary the terms of the Indenture or the respective rights and interests of the parties thereto.

LUTHER

III.	Opinion:

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that insofar as Luxembourg law is concerned as of the date hereof and without regard to any change in facts and circumstances which may occur subsequent to the issuance of this opinion:

A.	The Companies have been duly incorporated and are validly existing under the laws of Luxembourg, with power and authority (i) to carry on their activities, (ii) to enter into the Transaction, and (iii) to execute their obligations in connection with the Transaction;

B.	According to the certificate of non-registration of judicial decisions, no judicial decisions regarding the Company were registered on the date thereof in relation with (i) an insolvency proceedings (“faillite”) within the meaning of Articles 437 ff. of the Luxembourg Commercial Code or any other insolvency proceedings pursuant to the Council regulation (EC) n°1346/2000 of 29 May 2000 on insolvency proceedings, (ii) a controlled management (“gestion contrôlée”) within the meaning of the grand ducal regulation of 24 May 1935 on controlled management, (iii) a voluntary arrangement with their creditors (“concordat préventif de faillite”) within the meaning of the law of 14 April 1886 as amended, (iv) a moratorium or reprieve from payment (“sursis de paiement”) (in accordance with the law dated 20 April 2009); (v) the dissolution, the liquidation of a company, or of the Economic Interest Grouping (“groupement d’intérêts économiques”), or of an European Economic Interest Grouping and other legal entity duly registered, and ordering the appointment of a liquidator, (vi) the close-down in the Grand -Duchy of Luxembourg of an establishment from a foreign company (“fermeture d’un établissement au Grand-Duché de Luxembourg d’une société étrangère”); (vii) a banning pursuant to Article 444-1 of the Luxembourg Commercial Code; (viii) the appointment of an interim director (“administrateur provisoire”) and (ix) any decision regarding the voluntary liquidation of the Company (“liquidation volontaire”);

C.	Each of the Companies had the necessary corporate power and capacity under its Articles of Association and under Luxembourg law to execute the Indenture to which it is a party;

D.	Each of the Companies has taken all necessary corporate actions to authorize the entry into and the performance of the Indenture;

E.	Indenture to which the Companies are parties has been duly and validly approved and executed by each of the Companies;

F.	Subject to qualification IV (D.) below, no authorisations, approvals, consents, licenses, exemptions, filings, registrations, notarisations and other requirements of governmental, judicial and public bodies and authorities of or in Luxembourg are required in connection with the entry into, performance, validity and enforceability of the Indenture and the Transaction contemplated thereby;

LUTHER

G.	The execution by each of the Companies of the Indenture to which it is a party (a) does not violate any provision of the Article of Association and (b) does not violate any provision of any applicable law, rule or regulation in the Grand Duchy of Luxembourg;

H.	No consent, approval or authorization of or designation, declaration of filing with any governmental authority on the part of the Companies is required in connection with the valid execution and delivery of the Indenture.

IV.	Qualifications:

This opinion is subject to the following qualifications:

A.	No opinion is given in relation to the validity, perfection and the enforceability of any provisions of the Indenture;

B.	We express no opinion as to tax laws or regulations whatsoever in respect of the Companies or the tax consequences of the transaction contemplated by the Indenture (or any document in connection therewith);

C.	The admissibility as evidence of the Indenture before a Luxembourg Court or Public Authority to which the said Indenture is produced may require that the latter be accompanied by a complete or partial translation in the French or German language;

D.	Registration of the Indenture might be ordered and a registration fee might become payable if the Indenture was to be tabled as evidence before a Luxembourg Court or exhibited before another official authority (“autorité consitutée”) in Luxembourg;

E.	Corporate documents (including but not limited to, a transfer of the registered office, a notice of a winding-up order or resolution, notice of the appointment of a receiver, director, manager, or administrative receiver, notice of the appointment or revocation of a director) may not be held at the Luxembourg Trade and Companies Register and/or the clerk’s office of the Luxembourg district court (sitting in commercial matters) immediately and there may be a delay in the relevant notice appearing on the files of the relevant party. Consequently, any search conducted at the Luxembourg Trade and Companies Register and/or the clerk’s office of the Luxembourg district court (sitting in commercial matters) can speak only as per date it was carried out and not as per the date of this legal opinion;

F.	This legal opinion is as of this date and we undertake no obligation to update it or to advise of changes hereafter occurring. We express no opinion as to any matters other than those expressly set forth herein, and no opinion is, or may be, implied or inferred herefrom. We express no opinion as to matters of fact. This legal opinion is strictly limited to the Indenture and does not relate to any extent to any other agreement or matter;

LUTHER

G.	Luxembourg legal concepts are defined in their original French terms used in Luxembourg laws so that the legal concepts used in the Indenture may not be identical to the Luxembourg legal concepts. Luxembourg Courts may require that decisions granted in other jurisdictions than the Grand-Duchy of Luxembourg or any documents tabled as evidence before Luxembourg Courts be translated into French and German language.

This opinion shall be governed by and construed in accordance with Luxembourg law. The Courts of Luxembourg shall have exclusive jurisdiction to settle any dispute among the parties hereto arising in connection with this opinion.

Yours sincerely,

/s/     Eric Sublon

Eric Sublon

Advocat à la Cour